EXHIBIT 24.1

STANWICH ASSET ACCEPTANCE COMPANY, L.L.C.
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jon Van Gorp, Terry Schiff and William Malpica as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of Stanwich Asset Acceptance Company, L.L.C.), to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-3 filed by the Registrant on December 20, 2006 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

/s/ Bruce M. Rose	President, Director (Principal	December 20, 2006
Bruce M. Rose	Executive Officer)

/s/ Darren Fulco	Vice President, Secretary, Treasurer,	December 20, 2006
Darren Fulco	Director (Principal Financial Officer) (Principal Accounting Officer)